   CORNERSTONE Pharmaceuticals, Inc.

January 10, 2007

Zuzana Zachar
23 Dave Lane,
Centereach NY 11721

Dear Dr. Zachar,
I am pleased to offer you the part time position of Director of Research with Cornerstone Pharmaceuticals, Inc. You will report directly to Dr. Paul Bingham, VP of Research. Your start date will be January 15, 2007. Your salary will be $12,000 annually.

You will be eligible to participate in the Company’s royalty pool which shall be established by the Company to provide for the payment of a 3% royalty to be shared, as determined by the Company’s Board of Director’s, by selected inventors based upon the net sales of products whose use, manufacture or sale infringes upon a valid claim contained within one or more Company owned and issued patent(s) in which you are named as an Inventor.

This offer also is made contingent upon your signing the attached Employment Terms.

This offer will remain effective for seven days from the date shown above. If you wish to accept this offer, and we hope that you do, please sign and date this letter at the appropriate places and call me to arrange returning it to me.

If you have any questions, please feel free to contact me.

Sincerely,

David Polinsky
General Counsel

Accepted:
/s/ Zuzana Zachar	1/14/07
Zuzana Zachar	Dated

   CORNERSTONE Pharmaceuticals, Inc.

TERMS OF PART-TIME EMPLOYMENT

As a condition of my employment with Cornerstone Pharmaceuticals Inc. (the "Company"), I agree to the following Terms of Part-Time Employment:

1. Employment at Will.
I agree that unless specifically stated in writing and signed by both me and an authorized officer of the Company, any employment granted to me is at will and for an indefinite term, and that such employment may be terminated at any time either by me or by the Company for any or no reason whatsoever, and I hereby waive and disclaim any express or implied covenants to the contrary. In accepting employment by Company, I have not relied and will not rely on any statements or representations, whether oral or in writing, by any officers, employees or agents of Company concerning the duration or term of employment, grounds and procedures for discharge or termination of employment, or any other terms and conditions of employment except those specifically stated in writing and signed by both me and an authorized officer of Company. I further understand that the provisions of any employee handbooks, personnel manuals and any and all other written statements of or regarding personnel policies, practices or procedures that are or may be issued by Company or any official or department thereof from time to time do not and shall not constitute a contract of employment and create no vested rights; that any such provisions may be changed, revised, modified, suspended, cancelled, or eliminated by Company at any time without notice; and that they constitute guidelines only and may be disregarded either in individual or Company-wide situations when in the sole opinion and judgment of Company circumstances so require.

2. Confidential Information.
A. Company Information. I agree at all times during the term of employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of Company, or to disclose to any person, firm or corporation without written authorization of Company, the Confidential Information of Company. I understand that "Confidential Information" means any Company proprietary information, Inventions (as defined below), technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I call or with whom I became acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, financial or other business information disclosed to me by Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Company acknowledges that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of me or of others who were under confidentiality obligations as to the item or items involved. The obligations set forth in this Section shall survive the expiration or termination of my employment for whatever reason for a period of five (5) years after such expiration or termination

   CORNERSTONE Pharmaceuticals, Inc.

B. Former Employer Information. I agree not to improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

C. Third Party Information. I recognize that Company has received and in the future will receive from third parties their confidential or proprietary information (such as, but not limited to, software programs provided by license) subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for Company consistent with Company's agreement with such third party. I agree to comply with Company's policies and procedures, as applicable from time to time, with respect to such information.

3. Inventions.
A. Inventions Retained and Licensed. Attached hereto, as Exhibit A, is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which I made prior to employment or consultancy with Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder (or not licensed to the Company through the Exclusive License Agreement entered into between the Company and the Research Foundation of the State University of New York pursuant to an agreement dated June 21, 2001 (“License Agreement”)); or, if no such list attached, I represent that there are no such Prior Inventions. If in the course of employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have has an interest, Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

B. Assignment of Inventions. The Employee shall make full and prompt disclosure to the Company of any and all inventions, discoveries, developments, processes, improvements and or concepts created, conceived, originated or reduced to practice by the Employee or his employees or approved collaborators (“Inventions”), arising, in whole or in part, from the Employee’s services provided hereunder and shall promptly supply to the Company any and all such materials and document(s) documenting any and all Inventions created, conceived, originated or reduced to practice. This obligation shall apply whether or not the Employee has conceived, created, originated or reduced to practice Invention(s) on the Company’s premises or during normal consulting hours.

   CORNERSTONE Pharmaceuticals, Inc.

C. Filings. The employee shall not make any filings for patents, patent applications, continuations-in-part, division or continuation applications, reissuances, reexaminations or extensions thereof or their foreign counterparts or equivalents in respect of any Inventions made subject to Section 3 (B) hereunder. Any and all such filings shall be made by the Company and any resulting patent rights shall be owned by the Company

D. Further Acts. The Employee shall assign to the Company (or any person or entity designated by the Company) all the Employee’s right, title and interest in and to any and all Inventions subject to Section 3 (B) hereunder and any and all related materials and document(s). The Employee agrees both during and after the term of this Agreement to do or procure the doing of all such acts and things and to sign or procure the signing of all such deeds and documents as the Company may in its sole discretion require from time to time, without limitation, in connection with the filing, prosecution, maintenance and renewal of patents, patent applications, continuations-in-part, division or continuation applications, reissuances, reexaminations or extensions thereof or their foreign counterparts or equivalents and the making of assignments. The Employee further agrees that she irrevocably designates and appoints each director of the Company other than the Employee as the agent and attorney-in-fact of her to do such acts and things and execute all such deeds and documents as the Company may deem necessary or desirable in order to protect its rights and interest in any Invention, material or document. Employee shall be notified in writing within five (5) working days of any and all actions taken by the Company as the agent or attorney -in-fact under this Section 3 (D).

E. Duty to Maintain. The Employee hereby expressly acknowledges that the Company is under no duty or obligation under the terms of this Agreement to file, prosecute, maintain or renew any or any other patent related document where the Company’s considerations, objectives or priorities from time to time do not support such action in any particular country.

F. Inventions Assigned to the United States. I agree to assign to the United States government all of my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between Company and the United States or any of its agencies.

G. Research Foundation. Notwithstanding anything to the contrary in this Agreement and in accordance with § 11, of these Term and Conditions and § 9.2 of License Agreement, during the Employee services and the Employee’s employment with the State University of New York or the FOUNDATION, as the case may be, the Employee shall not be restricted from reporting material INVENTIONS (as defined in that License Agreement) to the State University of New York or the FOUNDATION, as the case may be, as required by the Employee’s employment agreement with the State University of New York or the FOUNDATION, as the case may be, and the Employee shall provide a copy of such reports to the Company and agrees to reference in such report the State University of New York’s or the FOUNDATION’s obligation, as the case may be, to maintain any such reports made to the State University of New York or the FOUNDATION, as the case may be, by the Employee confidential.

   CORNERSTONE Pharmaceuticals, Inc.

4. Conflicting Employment.
I agree that, during the term of my employment with Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to Company or will impair my ability to act at all times in the best interest of the Company.

5. Returning Company Documents.
I agree that, at the time I leave the employ of Company, I will deliver to Company (and will not keep in possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to employment with Company or otherwise belonging to Company, its successors or assigns. Upon termination of my employment for any reason, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit B.

6. Notification of New Employer.
Upon termination of my employment for any reason, I hereby grant consent to notification by the Company to any subsequent employer about rights and obligations under this Agreement.

7. Solicitation of Employees.
I agree that for a period of twelve months immediately following the termination of my employment with Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of Company, either for me or for any other person or entity.

8. Other Policies.
I agree to comply with all Company policies, rules and procedures that are generally applicable to Company employees, as they may be implemented, revised or rescinded from time to time in the Company’s sole discretion.

9. Equitable Relief.
I agree that it would be impossible or inadequate to measure and calculate Company's damages from any breach of the covenants set forth in Sections 2, 3, 4, 5, and 7 herein. Accordingly, I agree that upon breach of any of such Sections, Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Terms of Part -Time Employment. I further agree that no bond or other surety shall be required in order to obtain such relief and I hereby consent to the issuance of such injunction and to any order of specific performance.

   CORNERSTONE Pharmaceuticals, Inc.

10. General Provisions.
A. Governing Law; Consent to Personal Jurisdiction. The laws of the State of New York will govern the Terms of Part-Time Employment, and I hereby expressly consent to the personal jurisdiction of the state and federal courts located therein for any lawsuit filed there by the Company arising from or relating to my employment.

B. Entire Agreement. This agreement is the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. There are no oral promises, conditions, representation, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. No customer or trade usage, nor course of conduct among the parties, shall be relied upon to vary the terms hereof. This agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all the parties to this Agreement, which states that it is intended to amend or waive a provision of this Agreement. The failure of either party at any time to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

C. Severability. If one or more of the clauses in this Terms of Part-Time Employment are deemed unenforceable, then the remaining clauses will continue in full force and effect.

D. Successors and Assigns. This Terms of Part-Time Employment will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

11. Foundation.  Employee covenants that, during the employment term and her employment with the Research Foundation of the State of New York, (the “FOUNDATION”) and in accordance with the provisions of FOUNDATION’s policies on intellectual property she will only provide services on her “own time” and will not utilize university research facilities in the performance of the services unless such use falls under the State University of New York Board of Trustees’ policy of cooperative use of research equipment or policy on use of State University facilities by emerging technology enterprises and then, such use of university research facilities shall only be performed by Employee with the prior written consent of the CEO.

Date: ______________   _________________________________
Zuzana Zachar

   CORNERSTONE Pharmaceuticals, Inc.

EXHIBIT A

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Name or Number or Brief Description

______ No inventions or improvements

______ Additional Sheets Attached

Date:
Zuzana Zachar

   CORNERSTONE Pharmaceuticals, Inc.

EXHIBIT B

TERMINATION CERTIFICATION

The undersigned Employee certifies that Employee does not have in possession, and has not failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Cornerstone Pharmaceuticals, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

Employee further certifies compliance with all the Terms of Part-Time Employment signed by Employee, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by Employee (solely or jointly with others) covered by that agreement.

Employee further agrees that, in compliance with the Terms of Part-Time Employment, Employee will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, employees or licensees.

Date:
Zuzana Zachar